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                                                                   EXHIBIT 10.17

                                                            Vitria Contract:8519

                     TRANSFER AGREEMENT FOR ORDINARY SHARES

         This Transfer Agreement (the "Agreement") is made and entered into as of December 31, 2003, (the "Effective Date") by and between Vitria Technology, Inc. (the "Transferor") and ChiLin LLC, a California limited liability company (the "Transferee").

                                    AGREEMENT

         The parties hereby agree as follows:

         1. TRANSFER. Subject to the terms and conditions of this Agreement, the Transferor agrees to transfer to the Transferee 1,000 ordinary shares (the "Shares") of ChiLin (Cayman) Limited, formerly Vitria Technology (Cayman) Limited, a company incorporated in the Cayman Islands (the "Company"), which Transferor acquired under that certain Memorandum and Articles of Association dated 11th of June 2003, between Transferor and the Company. Upon execution of this Agreement, the Transferor shall deliver to the Transferee a share certificate representing the Shares, accompanied by a Share Transfer in the form attached to this Agreement as EXHIBIT A executed by the Transferor in favor of the Transferee. Upon execution of this Agreement, the Transferee shall deliver to the Transferor the amount set forth in Section 2(a) below.

         2. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE. In connection with the transfer of the Stock to the Transferee, the Transferee represents and warrants:

                  (a) The Transferee shall pay US$1,487,690.50 to the Transferor in exchange for the Stock. Such amount shall be due upon execution of this Agreement.

                  (b) The Transferee is accepting transfer of the Stock for investment for Transferee's own account only and not with a view to, or for resale in connection with, any "distribution" of the Stock within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

                  (c) The Transferee understands that the Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Transferee's investment intent as expressed herein.

                  (d) The Transferee understands that the shares of Stock are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Transferee must hold the Stock indefinitely unless it is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Transferee acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock and requirements relating to the Company which are outside of the Transferee's control, and which the Company is under no obligation and may not be able to satisfy.

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                                                            Vitria Contract:8519

         3. RESTRICTIONS ON FURTHER TRANSFERS. In addition to the restrictions set forth in the Agreement, the Transferee will not sell, transfer, pledge or otherwise dispose of any shares of the Stock received by the Transferee unless and until (a) such shares are subsequently registered under the Securities Act and any applicable state securities laws, or (b) (i) an exemption from such registration is available thereunder, and (ii) the Transferee has notified the Company of the proposed transfer and has furnished the Company with an opinion of counsel in a form reasonably satisfactory to the Company that such transfer will not require registration of such shares under the Securities Act. The Transferee understands that the Company is not obligated, and does not intend, to register any such shares either under the Securities Act or any state securities laws. The Transferee authorizes the Company to issue stop transfer instructions to its stock transfer agent, or, so long as the Company may act as its own transfer agent, to make a stop transfer notation in its appropriate records, in order to ensure the Transferee's compliance with this provision.

         4. AGREEMENT TO BE BOUND. The Transferee agrees to be bound by all the terms and conditions applicable to the Transferor under the Purchase Agreement and any amendments thereto. Without limiting the generality of the foregoing, the undersigned hereby agrees to be bound by any rights of first refusal or co-sale obligations restricting the resale of the Stock, contained in the Purchase Agreement and any amendments thereto.

         5.       MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

                  (b) COMPLIANCE WITH LAWS. Transferee will maintain high standards of professionalism and at all times will comply with all applicable laws and regulations in jurisdictions in which it does business and shall be responsible for maintaining all regulatory, governmental, or other licenses and/or legal filings for Transferee, Company, and any and all subsidiaries of Company. Transferor has no further financial, regulatory, or other obligation to Transferee, Company, and/or any and all subsidiaries of Company.

                  (c) ENTIRE AGREEMENT; AMENDMENT. Except as expressly set forth herein, this Agreement and the Purchase Agreement and any amendments thereto set forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights or obligations under this Agreement or the Purchase Agreement and any amendments thereto, shall be effective unless in writing signed by the parties hereto.

                  (d) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax (as evidenced by sender's confirmation receipt) or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

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                                                            Vitria Contract:8519

                  (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  (f) SUCCESSORS AND ASSIGNS; TRANSFER OF STOCK. The rights and obligations of the Transferee under this Agreement may only be assigned with the prior written consent of the Company. The Transferee understands that the Company is entitled to withhold its consent to transfer of the Stock or assignment of the Transferee's rights and obligations under this Agreement.

                  (g) TRANSITION PERIOD. For a period of 30 days from the Effective Date, Transferor shall make available, at Transferee's written request, a single Transferor employee based at Transferor's offices in Sunnyvale, California, for no more than 15 hours per week, to assist Transferee with the transition of IT services from Transferor to Transferee. Transferor shall charge Transferee for such services at a rate of $100 per hour. To the extent that such Transferor employee assists Transferee for more than 15 hours per week, the rate for such assistance shall be $200 per additional hour. Transferee shall pay Transferor for such services within 60 days of receipt of an invoice from Transferor for such services.

                  (h) SOFTWARE LICENSES. To the extent that the Company or any subsidiary of the Company retains licenses to third party software as of the Effective Date, the Company or its subsidiaries shall be responsible for ensuring compliance with such licenses. If the Company is not in compliance with such licenses, Transferee shall direct the Company to refrain from using such third party software. The parties agree that Transferor shall have no obligation to acquire, pay for, license and or sublicense any such third party software for the Company as of the Effective Date or thereafter.

                  (i)      LEASES.

                  1) Transferee agrees that in the event that with respect to any debts, liabilities or other obligations of the Company or its subsidiary in the People's Republic of China, including, without limitation, that certain Tenancy Agreement dated as of June 19, 2003 ("China Obligations"), Transferor or any affiliated entity continues to have liability or obligation with respect to such China Obligations as a guarantor, surety or in any other manner, Transferee and its related parties agree (i) to indemnify and hold harmless Transferor and any related party from any debt, liability, payment or other obligation with respect to the China Obligations, and (ii) that in the event that Transferor or any related party is obligated to, or pays any amount related to the China Obligations, Transferee shall reimburse Transferor such amount within 30 days of a written request from Transferor to Transferee describing such amount and the purpose for which it was paid.

                  2) Transferor shall terminate, as of January 18, 2004, its lease on office space located at 17F, No. 167, Tun Hwa N. Rd., Taipei, 105 Taiwan ("Taiwan Office"),

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                                                            Vitria Contract:8519

                  pursuant to the terms of a lease agreement entered into between Transferor or an affiliate of Transferor and Far Glory Business Center on August 12, 2003 ("Taiwan Lease Agreement"). Transferee shall pay Transferor $1,760.00 within 30 days of the Effective Date for Transferee's use of the Taiwan Office from January 1, 2004 through January 18, 2004. Transferee will indemnify and hold harmless Transferor and any related party from any debt, liability, payment or other obligation against any third party claim to the extent based upon a claim arising after December 31, 2003, and associated with the Taiwan Lease Agreement. Transferee agrees to cooperate with Transferor to ensure that the Taiwan Landlord returns to Transferor its security deposit equal to US$5,800 in accordance with the terms of the Taiwan Lease Agreement.

         The parties have executed this Agreement as of the date first set forth above.

                                      TRANSFEROR

                                      /s/ Jeffrey J. Bairstow
                                      --------------------------------------
                                      Jeff Bairstow, CFO
                                      Vitria Technology, Inc.
                                      945 Stewart Drive
                                      Sunnyvale, CA 94085

                                      TRANSFEREE

                                      /s/ JoMei Chang
                                      --------------------------------------
                                      ChiLin LLC

                                      Address: c/o Mayer, Brown, Rowe & Maw LLP

                                       Two Palo Alto Square

                                       3000 El Camino Real

                                       Palo Alto, CA 94306

                                       Attention: Martin J. Collins

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                                                            Vitria Contract:8519

                                 SHARE TRANSFER

FOR VALUE RECEIVED, we, Vitria Technology, Inc. (the "Transferor"), hereby sell, assign and transfer to ChiLin LLC (the "Transferee") 1,000 ordinary shares, of nominal or par value of US$1,487,690.50, standing in our name in the undertaking called

                             CHILIN (CAYMAN) LIMITED

to hold the same unto the Transferee.

Signed by the Transferor
in the presence of:

VITRIA TECHNOLOGY, INC.

By:  /s/ Jeffrey J. Bairstow              /s/ Hale J. Metzger
    ---------------------------------    ----------------------------
    Jeffrey J. Bairstow                  (Witness) Hale J. Metzger

Signed by the Transferee
in the presence of:

CHILIN LLC

By: /s/  JoMei Chang, Ph.D.               /s/ M. Dale Skeen
   ---------------------------------     --------------------------------
   JoMei Chang, Ph.D.                    (Witness) M. Dale Skeen, Ph.D.